UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	DefinitiveProxy Statement
☐	DefinitiveAdditional Materials
☐	SolicitingMaterial Pursuant to Rule §240.14a-12

THE HACKETT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

THE HACKETT GROUP, INC.

1001 Brickell Bay Drive, 30th Floor

Miami, Florida 33131

March 23, 2016

Dear Shareholder:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of The Hackett Group, Inc. (the “Company”) to be held on May 6, 2016 at 11:00 a.m. (local time) at the Company’s headquarters located at 1001 Brickell Bay Drive, 30th Floor, Miami, Florida.

At this meeting you will be asked to:

•	vote for the election of the three directors identified in the accompanying proxy statement;

•	hold an advisory vote on executive compensation; and

•	ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2016.

These matters are discussed in detail in the accompanying proxy statement.

It is important that your shares be represented at the meeting whether or not you plan to attend. Included with these soliciting materials is a proxy card for voting, an envelope with postage prepaid in which to return your proxy, instructions for voting by telephone or on the Internet and our 2015 Annual Report to Shareholders.

On or about March 24, 2016, we are mailing to our shareholders a notice containing instructions on how to access our proxy statement and 2015 Annual Report and vote online. The notice also contains instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

We look forward to receiving your vote and seeing you at the meeting.

Sincerely,

Ted A. Fernandez
Chairman and Chief Executive Officer

THE HACKETT GROUP, INC.

1001 Brickell Bay Drive, 30th Floor

Miami, Florida 33131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2016

The 2016 Annual Meeting of Shareholders of The Hackett Group, Inc. (the “Company”) will be held on May 6, 2016, at 11:00 a.m. (local time) at the Company’s headquarters located at 1001 Brickell Bay Drive, 30th Floor, Miami, Florida, for the following purposes:

1.	to elect to the Board of Directors the three directors identified in the accompanying proxy statement;

2.	to hold an advisory vote on executive compensation;

3.	to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2016; and

3.	to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on March 15, 2016 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. A list of the Company’s shareholders entitled to vote at the annual meeting will be open to examination by any shareholder for any purpose related to the meeting during ordinary business hours for the ten days prior to the annual meeting at the Company’s offices, as well as on May 6, 2016 at the location of the annual meeting. All shareholders are cordially invited to attend the annual meeting.

On or about March 24, 2016, we are mailing to our shareholders a notice containing instructions on how to access our proxy statement and 2015 Annual Report and vote online. The notice also contains instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

By Order of the Board of Directors,

Frank A. Zomerfeld
Secretary

Miami, Florida
March 23, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 6, 2016: The Hackett Group, Inc.’s Proxy Statement and 2015 Annual Report are available at www.edocumentview.com/hckt.

Whether or not you plan to attend the annual meeting, we ask that you do the following. If you are receiving this document via U.S. mail, please complete, date, sign and return the enclosed proxy card in the postage prepaid envelope or vote by telephone or through the Internet as instructed on the proxy card. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. If you are receiving this document via Internet delivery only, please vote by telephone or through the Internet as instructed on the notice you received via U.S. mail. You may, if you wish, revoke your proxy at any time before it is voted by submitting to the Secretary of the Company, Frank A. Zomerfeld, a written revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person. If you submit your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for shareholders of record will close at 1:00 a.m. Central Time on the day of the meeting.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES	1
PROPOSAL 1 ELECTION OF DIRECTORS	3
General	3
Nominees	4
Continuing Directors	5
Other Executive Officer	6
Corporate Governance and Other Matters	6
Audit Committee	7
Compensation Committee	8
Nominating and Corporate Governance Committee	9
Other Matters	10
COMPENSATION COMMITTEE REPORT	11
COMPENSATION DISCUSSION AND ANALYSIS	12
Compensation Philosophy and Objectives	12
The Elements of Executive Compensation at the Company	12
Role of Consultants	15
Shareholder “Say on Pay” Vote	15
Executive Compensation Decisions for 2015	16
Executive Compensation Decisions for 2016	16
Timing of Equity Incentive Plan Awards and Discretionary Equity Awards	17
Tax and Accounting Considerations and Compensation Deductibility Policy	17
Compensation Recovery	17
SUMMARY COMPENSATION TABLE	18
GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2015	19
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	21
OPTION EXERCISES AND STOCK VESTED (During fiscal year-ended January 1, 2016)	22
Narrative Disclosure to Summary Compensation Table and Plan-Based Awards Table	22
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	24
DIRECTOR COMPENSATION	26
OUTSTANDING DIRECTOR EQUITY AWARDS AT 2015 FISCAL YEAR-END	27
Compensation Committee Interlocks	27
PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION	28
REPORT OF THE AUDIT COMMITTEE	30
PROPOSAL 3 TO RATIFY THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 30, 2016	31
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	34
Review, Approval or Ratification of Related Person Transactions	34
BENEFICIAL OWNERSHIP OF COMMON STOCK	35
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	37
SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2017	37
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION	38
OTHER BUSINESS TO BE TRANSACTED	39

i

THE HACKETT GROUP, INC.

1001 Brickell Bay Drive, 30th Floor

Miami, Florida 33131

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 6, 2016

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This proxy statement and the accompanying notice of annual meeting and proxy card are being furnished and made available, on or about March 24, 2016, to the shareholders of The Hackett Group, Inc. (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to be voted at the 2016 Annual Meeting of Shareholders to be held on May 6, 2016 at 11:00 a.m. (local time) at the Company’s headquarters located at 1001 Brickell Bay Drive, 30th Floor, Miami, Florida, and any postponement or adjournment thereof.

If the form of proxy enclosed or provided via the Internet is properly executed and returned to the Company, or voted via telephone or the Internet in time to be voted at the annual meeting, the shares represented thereby will be voted in accordance with the instructions thereon or submitted via the telephone or Internet.

The Board recommends that you vote:

•	“FOR” Proposal 1 to elect the Board’s nominees for directors

•	“FOR” Proposal 2 to approve, in an advisory vote, the Company’s executive compensation; and

•	“FOR” Proposal 3 to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2016

Executed but unmarked proxies submitted to the Company will be voted in accordance with the Board’s recommendations.

If any other matters are properly brought before the annual meeting, proxies will be voted in the discretion of the proxy holders. The Company is not aware of any such matters that are proposed to be presented at the annual meeting.

On or about March 24, 2016, the Company is mailing to its shareholders a notice containing instructions on how to access this Proxy Statement and the Company’s 2015 Annual Report and vote online. The notice also contains instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

Shareholders receiving this document and accompanying proxy card and annual report via the Internet may submit their proxies by telephone or through the Internet as instructed in the notice delivered via U.S. mail. If shareholders choose to receive this document and accompanying proxy card via U.S. mail, those shareholders may submit a signed proxy card or they may submit their proxy by telephone or through the Internet as instructed on the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to shareholders that hold their shares through a broker, nominee, fiduciary or other custodian. If your shares are held in this manner, please check your proxy card or contact your broker, nominee, fiduciary or other custodian to determine whether you will be able to vote by telephone or through the Internet.

The cost of soliciting proxies in the form enclosed herewith will be borne entirely by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone or otherwise. The

Company will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

The securities that may be voted at the annual meeting consist of shares of the Company’s common stock. Each outstanding share of common stock entitles its owner to one vote on each matter as to which a vote is taken at the annual meeting. The close of business on March 15, 2016 has been fixed by the Board as the record date (the “Record Date”) for determination of shareholders entitled to vote at the annual meeting. On the Record Date, 30,158,786, shares of common stock were issued and outstanding and entitled to vote. The presence, in person or by proxy, of at least a majority of the shares of common stock issued and outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the annual meeting. Shares can be voted only if the shareholder is present in person or represented by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card or vote by telephone or through the Internet as instructed on the proxy card or in the notice mailed to you.

Assuming the presence of a quorum at the annual meeting, the following voting standards will apply to the various proposals:

•

In the absence of a contested election, pursuant to the majority voting provisions of our bylaws, each of the Board’s nominees for director will be elected only if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. For more information regarding the majority voting provisions of the Bylaws, see “Proposal 1—Election of Directors” on page 3 of this proxy statement.

•

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the proposal on executive compensation in Proposal 2. Proposal 2 is an advisory vote, which means that it is not binding on the Company. However, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

•

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2016 in Proposal 3.

Abstentions and broker non-votes will be treated as shares that are present in person or represented by proxy at the meeting and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and broker non-votes will not have any effect on the approval of Proposal 1. Because abstentions will be counted for purposes of determining the shares present or represented at the annual meeting and entitled to vote, abstentions will have the same effect as a vote “against” Proposal 2. Broker non-votes will not have any effect on the approval of Proposals 2 or 3.

The presence of a shareholder at the annual meeting will not automatically revoke the shareholder’s proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. If you submitted your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for shareholders of record will close at 1:00 a.m. Central Time on the day of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE

FOR THE APPROVAL OF PROPOSALS 1, 2 AND 3.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Company’s articles of incorporation provide that the Board shall consist of no fewer than five directors and no more than fifteen directors. The Company’s bylaws provide that the number of directors, within such limits, shall be determined by resolution of the Board. The Board currently is composed of seven directors. The Board is divided into three classes. One class is elected each year for a term of three years.

Three directors will be elected at the annual meeting. The Board has nominated Ted A. Fernandez, Robert A. Rivero and Alan T.G. Wix, existing directors, for the positions. If elected, Messrs. Fernandez, Rivero and Wix will each serve a three-year term expiring at the annual meeting in 2019. Mr. Rivero was appointed to the Board on February 19, 2016, to fill the vacancy created by Terence M. Graunke’s resignation. You can find more information about Messrs. Fernandez, Rivero and Wix below.

Unless otherwise instructed on the proxy, it is the intention of the proxy holders to vote the shares represented by each properly executed proxy for the election of these three nominees. The Board believes that these three nominees will stand for election and will serve if elected. However, if any nominee fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person as the Board may recommend.

In the absence of a contested election, pursuant to the majority voting provisions in our bylaws, each of the Board’s nominees for director will be elected only if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. If the majority vote requirement applies and a nominee who currently is serving as a director is not re-elected, our bylaws provide that he or she must tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will then consider such resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject any such tendered resignation within 90 days after certification of the election results and will publicly disclose its decision and the rationale therefor. If the resignation is not accepted, the director will continue to serve until his or her successor is elected and qualified, until there is a decrease in the number of directors, or until the director’s earlier resignation or removal. The majority voting provisions apply only to elections in which the number of nominees does not exceed the number of directors to be elected. In the event of an election in which the number of nominees exceeds the number of directors to be elected, nominees will be elected by a plurality vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. FERNANDEZ, RIVERO AND WIX AS DIRECTORS.

Information as to the Nominees and Continuing Directors

The following table sets forth certain information regarding the Board’s nominees for election as directors and those directors who will continue to serve as such after the annual meeting.

Name	Age (1)	Director Since (2)	Position held with the Company	Term Expires
NOMINEES
Ted A. Fernandez	59	1997	Chairman and Chief Executive Officer	2016
Robert A. Rivero (3)	74	2016		2016
Alan T.G. Wix (3)	74	1999		2016

CONTINUING DIRECTORS
John R. Harris (3)	68	2006		2017
Edwin A. Huston (3)	77	2001		2017
David N. Dungan	62	2000	Vice Chairman and Chief Operating Officer	2018
Richard N. Hamlin (3)	68	2003		2018

(1)	The ages shown are as of March 15, 2016.
(2)	The dates shown reflect the year in which these persons were first elected or appointed as directors.
(3)	Member of the Audit, Compensation and Nominating and Corporate Governance Committees.

The principal occupations and other public company directorships for the past five years or more of the three nominees for director and the four directors whose terms of office will continue after the annual meeting are set forth below. Specific experience, qualifications, attributes and skills that the Board believes qualify each current director, including director nominees, for his position on the Board are also summarized below. This description is not intended as an exclusive description of the types of expertise or contributions provided by each director.

Nominees

Ted A. Fernandez founded the Company in 1997 based on a strategy he developed from his extensive history in the professional services industry, which included an eighteen year career with KPMG LLP (“KPMG”). From 1979 to 1994, Mr. Fernandez held several industry, executive and client service positions with KPMG. His career at KPMG culminated in the role of the National Managing Partner of KPMG’s Strategic Services Consulting Division from May 1994 to January 1997. Mr. Fernandez also served as a member of KPMG’s Management Committee from 1995 to 1997. He brings an in-depth knowledge of the professional services industry, especially business consulting, and organizational leadership within that industry. He also provides extensive financial and accounting experience to the Board. Mr. Fernandez provides the Board with day to day knowledge of the Company’s business and markets. He also provides broad and deep experience with strategic plan development and execution. Mr. Fernandez has served as the Chairman of the Board and Chief Executive Officer (“CEO”) since founding the Company.

Robert A. Rivero was appointed to the board on February 19, 2016, to fill the vacancy created by Terence M. Graunke’s resignation. Mr. Rivero held numerous operating management positions as a Senior Managing Partner of KPMG where he held positions ranging from Office Managing Partner to Regional Partner in Charge and ultimately, National Senior Partner in Charge, leading nine different business units (both domestic and overseas). Mr. Rivero is the Chief Executive Officer of RAR Management Services, LLC which provides advisory services to CEOs and assists companies in the development and implementation of strategic action plans for growth and profitability, and providing solutions to international business operating challenges. He also serves as a Chair of CEO Peer Groups for Vistage International which provides executive coaching services, leadership development and business monitoring services to its members. The Company benefits from Mr. Rivero’s broad experience base within the professional services industry. He also brings additional in-depth knowledge of financial and accounting experience to the Board. With experience advising senior executives of large international companies and having lived and managed operations in Europe, Latin America & Southeast Asia, Mr. Rivero’s knowledge of international markets is a valuable asset to the Board.

Alan T.G. Wix is a Director of BDC Partnership Ltd. Mr. Wix was the Chairman of Fiva Marketing, Ltd. from April 2003 to December 2008. Mr. Wix served as the Chairman of the Board of Farsight PLC from April 1999 until June 2005. Mr. Wix served as the Chief Executive Officer of Farsight PLC from April 1999 until June 2002. Mr. Wix brings to the Board an extensive history of senior executive leadership at a major financial institution, having retired in August 1998 as Managing Director Core IT Development of Lloyds TSB, a position he held from January 1993. From April 1990 to January 1993, Mr. Wix held the position of Head of Development at Lloyds TSB. Prior to being elevated to that position, Mr. Wix held a variety of positions within the information systems division of Lloyds TSB. He has in-depth operational experience leading a significant division of an institution with global reach. He also has extensive experience as a purchaser of technology and business consulting services, and, as such, provides perspective on customer experience. Mr. Wix is a native of the United Kingdom and spent his professional career in the United Kingdom. He continues to make his home there. His knowledge of the European marketplace provides valuable international perspective to the Board.

Continuing Directors

David N. Dungan is a founder of the Company, along with Mr. Fernandez. He served as a Managing Director from the Company’s inception until March 2000 when he became a director and was named Chief Operating Officer (“COO”). Mr. Dungan was named Vice Chairman in February of 2006. Mr. Dungan provides the Board with broad financial and operational experience managing and leading a professional services firm focused on business consulting. Prior to founding the Company, Mr. Dungan served as the National Partner-in-Charge of the World Class Finance Practice of the Strategic Services Consulting Division of KPMG from May 1994 to February 1997. Mr. Dungan joined KPMG in 1986 and, until May 1994, held various executive positions with that firm.

Richard N. Hamlin is a consultant and investor. He served as the Chief Financial Officer of CommerceQuest, Inc. from July 2002 to August 2003. He provides the Board with extensive financial and accounting experience gained over a more than thirty-year career as a Certified Public Accountant at KPMG. Mr. Hamlin served as a partner of KPMG for twenty-one years, which included service on KPMG’s board of directors from 1994 to 1998, and later became a partner of KPMG Consulting. Mr. Hamlin’s work experience provides additional depth of capability to the Audit Committee. Mr. Hamlin is designated an “audit committee financial expert” as defined by regulations of the Securities and Exchange Commission (the “SEC”). Mr. Hamlin also possesses a history of participation on a public company board as a former member of the board of directors and Chairman of the Audit Committee of eTelecare Global Solutions. Mr. Hamlin provides operational perspective from outside of the business consulting industry, having served as the Chairman and Trustee of the Dakota Minnesota Eastern Railroad, a wholly-owned subsidiary of Canadian Pacific Railroad, from October 2007 through November 2008.

John R. Harris is Chairman of HIFU Prostate Cancer Services, Inc. a leading provider of non-invasive high intensity ultrasound treatment for localized prostate cancer. In addition, Mr. Harris serves as a part time operating partner and investor with glendonTodd Capital and was Chief Executive Officer of Chemical Information Services, a company which provides information services to chemical sourcing professionals from February 2010 to November 2012. He has in-depth experience in public company operations and management, having served as the former President and Chief Executive Officer of eTelecare Global Solutions, a provider of outsourced customer care services. Mr. Harris served in these roles from February 2006 until October 2009. Mr. Harris served as Chief Executive Officer of Seven Worldwide Inc., a digital content management company, from December 2003 to January 2005. From July 2002 to December 2003, he served as Chief Executive Officer and President of Delinea Corporation, an application and business process management company serving the energy industry. From August 2001 to July 2002, Mr. Harris served as Chief Executive Officer and President of Exolink. From September 1999 to September 2001, he served as Chairman and Chief Executive Officer of Ztango, Inc. Mr. Harris has an extensive history of senior executive leadership positions and board participation in the information technology, media, telecommunications and outsourcing industries. Mr. Harris spent twenty-five years with Electronic Data Systems (“EDS”), during which he held a variety of executive leadership positions including Group Executive and President of EDS’s four strategic business units serving the telecommunications and media industries. He also served as EDS’s Corporate Vice President, Marketing & Strategy. Mr. Harris provides significant public company board experience through his prior service on the boards of, and as an advisor to, companies including BancTec, Applied Graphic Technologies, Genuity, CapRock Communications and Startek. He continues to provide additional operational perspective through his participation as a director of Mobivity Holdings Corp. and Sizmek (formerly DG Fast Channel) where he serves as the Chairman of the Board.

Edwin A. Huston served as the Vice Chairman of Ryder System, Inc. (“Ryder”), an international logistics and transportation solutions company, from March 1999 until retiring on June 30, 2000. Mr. Huston served as Senior Executive Vice President, Finance and Chief Financial Officer of Ryder from January 1987 until he became Vice Chairman. Mr. Huston provides the Board with in-depth finance experience from his educational background in finance to progressively senior roles at Ryder spanning a thirty-year period. Mr. Huston’s experience provides additional depth of capability to the Audit Committee. Mr. Huston is designated an “audit committee financial expert” as defined by SEC regulations. Mr. Huston has also served on the boards and audit committees of several other companies, including Unisys Corporation, Enterasys Networks, Inc., Kaman Corporation and the Tennenbaum Opportunity Fund on whose board he currently serves. Mr. Huston’s senior-level operational background at Ryder also provides the Board with additional perspective on strategic planning.

Other Executive Officer

The principal occupation during the past five years or more of the Company’s other executive officer is set forth below.

Robert A. Ramirez, 49, is the Company’s Executive Vice President, Finance and Chief Financial Officer (“CFO”), a position he has held since August 2007. Mr. Ramirez served as Corporate Controller of the Company from July 2006 through July 2007. Mr. Ramirez served as Senior Director, Finance and Practice Controller of the Company from October 2005 to July 2006 when he was named Corporate Controller. Mr. Ramirez held a variety of other positions within the Company’s business intelligence, finance transformation and retail consulting practices from 1998 to 2005.

Corporate Governance and Other Matters

Board Composition

The Board consists of seven members, five of whom are considered “independent directors” under the listing standards of the NASDAQ Stock Market (“NASDAQ”). The Company’s independent directors are Richard N. Hamlin, John R. Harris, Edwin A. Huston, Robert A. Rivero and Alan T.G. Wix. The Board currently has three standing committees—the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Leadership Structure

The roles of Chairman of the Board and Chief Executive Officer have been unified since the Company was founded, and the Board believes that the unification of those roles remains appropriate for the Company at this time. The Board believes that its leadership structure both (1) demonstrates to its employees, clients and shareholders that the Company is under strong leadership with a single person setting the tone and having primary responsibility for managing its operations, and (2) provides an effective connection between management’s role of identifying, assessing and managing risks and the Board’s role of risk oversight. The Board believes that Mr. Fernandez has an in-depth knowledge of the issues, opportunities and challenges that the Company faces, and therefore that he is best positioned to develop agendas and highlight issues that ensure that the Board’s time and attention are focused on the most critical matters impacting the Company. The Board has not appointed a “lead” director. The Board believes that its structure, in which five of its seven members are independent and each of its standing committees is chaired by and consists entirely of independent directors, provides effective independent director oversight of the Company’s operations. The Board recognizes that different board leadership structures may be appropriate for companies in different situations and understands that no one structure is appropriate for all companies. While the Board intends to review the appropriate leadership structure for the Company from time to time, the Board believes that the Company has been, and is currently, well-served by its current leadership structure.

The Board’s Role in Risk Oversight

The Board is responsible for overseeing the Company’s management of the significant risks facing its business, including properly safeguarding the Company’s assets, maintaining appropriate financial and other internal controls, complying with applicable laws and regulations, and implementing proper corporate governance practices. Risks are considered in virtually every business decision and in connection with the development of the Company’s business strategy. The Board as a whole is responsible for reviewing and approving the Company’s annual operating plan. In connection with that review, the Board typically inquires as to the greatest areas of risk associated with the annual operating plan and the Company’s operating model taken as a whole, and evaluates whether these risks are appropriately mitigated.

In addition, the Board’s committees, which meet regularly and report back to the Board, play significant roles in carrying out the Board’s risk oversight function. Company management also plays an important role in connection with risk management through the implementation of effective internal controls and other internal processes.

The Board delegates to the Audit Committee responsibility for assisting the Board with several risk oversight functions, including oversight of:

•	the quality and integrity of the Company’s consolidated financial statements and its financial reporting and disclosure practices;

•	the Company’s systems of internal controls regarding finance and accounting compliance;

•	the independence and performance of the Company’s independent registered public accounting firm; and

•	the Company’s ethical compliance programs.

The Board delegates to the Compensation Committee responsibility for assisting the Board in the oversight of risks related to the Company’s compensation programs. The Compensation Committee is charged with understanding the risks and rewards associated with the Company’s compensation philosophy and various programs and ensuring that the programs are aligned with the Company’s goals and objectives.

The Board delegates to the Nominating and Corporate Governance Committee authority to develop and implement the Company’s director nomination guidelines and to recommend nominees for election, ensuring that the Board contains the appropriate mix of experience, qualifications, attributes and skills necessary to effectively exercise its oversight function. The Nominating and Corporate Governance Committee also is responsible for developing and implementing the Company’s corporate governance guidelines.

Audit Committee

The Audit Committee reviews, acts on, and reports to the Board with respect to various auditing and accounting matters. The Audit Committee is directly responsible for the appointment, compensation, evaluation, retention and oversight of the Company’s independent auditors. The primary functions of the Audit Committee are to assist the Board in its responsibility for oversight of:

•	the quality and integrity of the Company’s consolidated financial statements and its financial reporting and disclosure practices;

•	the Company’s system of internal controls regarding finance and accounting compliance;

•	the independence and performance of the Company’s independent registered public accounting firm; and

•	the Company’s ethical compliance programs

The Audit Committee performs all functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the NASDAQ Stock Market.

The current members of the Audit Committee are Messrs. Hamlin (Chairman), Harris, Huston, Rivero and Wix. Rules adopted by the NASDAQ and the SEC impose strict independence requirements for members of audit committees. In addition to meeting the NASDAQ’s tests for director independence, audit committees members must meet two further criteria set forth in the SEC’s rules. First, an audit committee member is barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member’s capacity as a member of the board of directors and any board committee. Second, an audit committee member may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the board and any board committee. Each member of the Company’s Audit Committee meets these independence requirements, in addition to the independence criteria established by the NASDAQ. The Board has determined that Mr. Hamlin, Mr. Huston and Mr. Rivero are audit committee financial experts, as that term is defined under SEC rules.

The Audit Committee is governed by a written charter. A copy of the charter can be found on the Company’s website at www.thehackettgroup.com/about/ir_governance.jsp. For further information on the Audit Committee, see the “Report of the Audit Committee” on page 30 in this proxy statement.

Compensation Committee

The Compensation Committee is responsible for determining the compensation of the Company’s executive officers and approving compensation and human resource programs for the Company. The Compensation Committee determines the compensation of the Company’s CEO. In addition, the Compensation Committee has the following authority and responsibilities:

•	to approve the compensation of all executive officers other than the CEO with input from the CEO;

•	to review, approve and, when appropriate, recommend to the Board for approval, incentive compensation plans, equity-based plans, employment agreements and any severance arrangements or plans;

•	to administer the Company’s incentive compensation plans, equity-based plans and employee benefit plans;

•

to review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, and to review and discuss at least annually the relationship between risk management policies and practices and compensation;

•	to review director compensation for service on the Board and Board committees periodically and to recommend any changes to the Board; and

•	to periodically retain outside consultant to review the Company’s compensation programs

The current members of the Compensation Committee are Messrs. Huston (Chairman), Hamlin, Harris Rivero and Wix. The Board has determined that the current members of its Compensation Committee satisfy all of the independence requirements of the NASDAQ’s listing standards.

On an annual basis, the Company completes a review of the policies and practices associated with all of its compensation programs, including its executive compensation programs. As part of this assessment, the Company considers it generally beneficial from a risk management standpoint that awards are heavily weighted towards annual profitability. Annual profitability is, in turn, based on the delivery of services for which fees are collected in a relatively short period of time, providing the Company with visibility into its financial results before the pay out of incentive awards. For 2015, the Company conducted, and the Compensation Committee reviewed, a risk assessment of its compensation programs and considered the extent to which its compensation policies and practices influence the behaviors of its executives and other employees with respect to taking business risks that could affect the Company. The Company believes that none of its compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee is governed by a written charter. A copy of the charter can be found on the Company’s website at  www.thehackettgroup.com/about/ir_governance.jsp.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Wix (Chairman), Hamlin, Harris, Huston and Rivero. The Nominating and Corporate Governance Committee is responsible for:

•	identifying individuals qualified to become members of the Board; and

•	recommending candidates for election or re-election to the Board.

The Nominating and Corporate Governance Committee selects and must approve by at least a majority vote all candidates to stand for election as directors. Pursuant to the Company’s bylaws, other candidates may also be nominated by any shareholder, provided each such other nomination is submitted in accordance with the procedures set forth in the bylaws. For a discussion of the requirements for including information with respect to a shareholder’s nominee in the Company’s proxy statement, see “Shareholder Proposals for the Annual Meeting in 2017” on page 37 of this proxy statement.

The Nominating and Corporate Governance Committee is also responsible for the development and implementation of the Company’s corporate governance guidelines. The Company’s corporate governance guidelines can be found on the Company’s website at http://www.thehackettgroup.com/about/ir_governance.jsp. The corporate governance guidelines implemented by the Nominating and Corporate Governance Committee contain criteria that the Committee employs to identify and recommend candidates to the Board. These criteria include:

•	personal and professional integrity;

•	the skills, business experience and industry knowledge useful in the oversight of the Company based on the perceived needs of the Company and the Board at any given time;

•	the ability and willingness to devote the required amount of time to the Company’s affairs, including preparation for and attendance at Board and committee meetings;

•	interest, capacity and willingness, in conjunction with the members of the Board, to serve the long-term interests of the Company and its shareholders; and

•	to the extent considered appropriate by the Board, whether a director candidate may be considered to be a “financial expert” as defined in relevant SEC rules

These qualities would be considered as they relate to any candidate, whether suggested by management or by one or more of the Company’s shareholders. The Company does not have a specific policy which addresses how diversity should be considered in connection with the identification of director nominees. The Committee and the Board have always taken an approach that neither favors nor disfavors any particular color, race, creed, gender or other component of a nominee’s background such as skills and qualifications. The Board evaluates all candidates equally across all relevant factors and seeks members whose background, qualifications and skills will assist the Company in accomplishing its goals.

The Company’s corporate governance guidelines also contain stock ownership guidelines for the Company’s CEO and the outside members of the Board. Pursuant to these guidelines, the Company’s CEO is required to own a number of shares of the Company’s common stock equal in value to six times his annual base salary. Mr. Fernandez’s base salary for 2016 is $750,000. The Company’s outside Board members are required to own a number of shares of the Company’s common stock equal in value to three times their maximum annual cash compensation under the current Outside Director Compensation Program. For 2016, the maximum annual cash compensation is $40,000 for attendance at regularly scheduled Board and committee meetings. Fees related to special meetings are not subject to this limitation. The Company’s CEO and its outside Board members were given five years from the date that these guidelines were adopted, February 17, 2012, to achieve these goals. The Company’s CEO and its outside Board members (other than Mr. Rivero, who was appointed to the Board on February 19, 2016) currently satisfy these requirements. Mr. Rivero will have until February 19, 2021 to meet the required level of stock ownership. The Company’s CEO and its outside Board members are not required to purchase shares in the open market to satisfy these guidelines. Rather, they are expected to retain shares received upon vesting of restricted stock unit grants or upon the exercise of stock options until the guidelines are satisfied. Once the guidelines are achieved, neither the CEO nor any outside Board member will be considered to be out of compliance with these guidelines due to fluctuations in the Company’s stock price.

The Company’s corporate governance guidelines also contain hedging restrictions that prohibit directors and officers of the Company from, directly or indirectly, engaging in hedging transactions with respect to securities of the Company. The Company’s corporate governance guidelines also contain pledging restrictions that prohibit directors and officers of the Company from pledging securities of the Company as collateral for a loan or otherwise using securities of the Company to secure a debt (e.g., to secure a margin loan) without the prior written approval of the Audit Committee.

The Nominating and Corporate Governance Committee is governed by a written charter. A copy of the charter can be found on the Company’s website at www.thehackettgroup.com/about/ ir_governance.jsp.

Other Matters

During the fiscal year ended January 1, 2016, the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each held 5 meetings. During that period, no director attended fewer than 75% of the total number of all meetings of the Board and any committee on which he served. The Company’s independent directors regularly meet as a group in executive session outside of the presence of management.

The Company’s shareholders may communicate with its Board members via written correspondence mailed to the Company’s corporate headquarters at 1001 Brickell Bay Drive, 30th Floor, Miami, Florida 33131.

As is the case with all regularly scheduled meetings of the Board and its committees, all of the Company’s directors are expected to attend the annual meeting of shareholders in person. All of the Company’s directors attended the 2015 Annual Meeting of Shareholders, except for Messrs. Graunke and Huston, each of whom had an unavoidable conflict.

The Company has adopted a Code of Conduct and Ethics that is applicable to all directors, officers and employees of the Company and complies with the requirements of Section 406(c) of the Sarbanes-Oxley Act. The Code of Conduct and Ethics reflects the Company’s policy of dealing with all persons, including its customers, employees, investors, regulators and vendors, with honesty and integrity. A copy of the Company’s Code of Conduct and Ethics can be found on the Company’s website at www.thehackettgroup.com/about/ir_governance.jsp. The Company intends to post amendments to or waivers from the Code of Conduct and Ethics that are applicable to the Company’s CEO, CFO or Controller on its website in accordance with SEC rules.

COMPENSATION COMMITTEE REPORT

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis below. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for its fiscal year ended January 1, 2016, and the Board has approved that recommendation.

Respectfully submitted,

Compensation Committee

Edwin A. Huston, Chairman

Richard N. Hamlin

John R. Harris

Robert A. Rivero

Alan T.G. Wix

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The Company’s objectives relating to compensation are to align the financial interests of its executives with those of its shareholders and to attract and retain highly qualified executives. The Company achieves these objectives by linking a substantial portion of each executive’s compensation to the achievement of financial and operational objectives in the executive’s particular business unit or the Company as a whole. The Compensation Committee has adopted a “pay-for-performance” compensation program for the Company’s executive officers that rewards the achievement of both short-term and long-term business objectives based on the improvement of operating performance and earnings growth as well as share price appreciation. The Company’s Executive officers are encouraged to focus on the future growth and current profitability of the Company. The Company believes that this will lead to increased shareholder value.

The main goals of the Company’s executive compensation programs are as follows:

•	to focus executives on critical business issues;

•	to ensure that the executive team has clear goals and accountability with respect to the Company’s financial performance;

•	to attract and retain executive talent;

•	to increase shareholder value; and

•	to provide significant incentive opportunities tied to the attainment of specific financial performance goals

In order to attract, retain, and commit top executives to the fulfillment of superior performance results, the executive compensation programs are designed to provide superior pay opportunities in exchange for superior performance.

The Company believes that its compensation program supports its business strategies and directly links pay with performance results. The Company continues to observe what it believes to be its comparative pay market, which is other strategic consulting and business advisory organizations and professional services firms of similar or greater size.

The Elements of Executive Compensation at the Company

Overview

The Company’s executive compensation program applies to its three named executive officers, Messrs. Fernandez, Dungan, and Ramirez. This program rewards the Company’s named executive officers for the achievement of exceptional operating results by providing significant incentive opportunities tied to the attainment of specific financial performance goals. The design of the program has been substantially consistent since it was created by the Compensation Committee in 2005 based on recommendations from Mercer, a nationally recognized executive compensation consulting firm. The program consists of base salaries and cash and equity incentive opportunities that the Company believes are market competitive for companies of similar size within its industry. Historically, the executive compensation program has consisted of two primary elements: (1) annual compensation, consisting of base salaries and employee benefits; and (2) incentive compensation, in the form of performance-based cash awards and equity incentive grants issued in the form of restricted stock units.

Cash and equity bonuses are tied to the achievement of pro-forma diluted net earnings per share targets based on a Board-approved operating plan. Pro-forma diluted net earnings per share is defined as net income before taxes and before income from discontinued operations and does not include restructuring costs or benefits, acquisition-related adjustments, non-cash stock compensation expense, including stock appreciation rights (“SARs”) expense and the amortization of intangible assets. Pro-forma diluted net earnings per share is based on weighted average common and common equivalent shares outstanding and also includes a normalized tax rate. In addition, the Compensation Committee retains the right to exclude the impact of certain nonrecurring events from the pro-forma diluted net earnings per share calculation when, in the opinion of the Compensation Committee, their inclusion would not accurately reflect the operating performance of the Company. The Company believes that pro-forma diluted net earnings per share is the best measure of true operating performance and therefore the most appropriate metric for determining incentive compensation.

On an annual basis, the Compensation Committee evaluates and establishes the threshold and target achievement levels for the Company’s incentive compensation program, which it refers to as “Commence,” “Goal” and “Superior.” If the Company’s performance falls short of the established goals for business growth, then the bonus compensation paid in connection with the program is reduced or no bonuses are paid at all. Payouts are interpolated if results fall between performance levels and extrapolated for performance exceeding the Superior level. The Company believes the targets established for the executive team, including the named executive officers, are challenging. This program has been in effect for eleven years. In two of those years, no bonuses were paid to its executive team as the Commence performance target was not achieved. In three of those years, a prorated bonus was paid based on results which were between the Commence and the Goal targets. In two of those years, the Goal target was achieved two times. In four of those years, performance exceeding the Superior target was achieved.

The Compensation Committee targets an even balance between the cash and equity award opportunities included in the programs, weighting the equity component more heavily in the case of its CEO and COO. A key feature of the equity grants for the named executive officers is that performance-based awards also vest one third per year beginning on the first anniversary of the grant date. Performance-based grants issued to employees, other than the Company’s named executive officers, vest over a three or four-year period, based on the recipient’s individual compensation program. All restricted stock unit grants, other than those issued upon hiring, are issued based on the achievement of Company, practice or individual performance goals, or any combination thereof. Vesting is contingent on continued employment over time. The Company regards this vesting period as an important retention tool. More importantly, the Company believes that incentive compensation that is paid in the form of equity that vests over three years serves as a meaningful long-term incentive, the value of which is directly correlated to the price of the Company’s common stock, which rewards employees for increasing shareholder value. A heavier weighting on the equity component ties a greater portion of the Company’s CEO and COO’s ultimate compensation to the ability to deliver increased shareholder value. To further ensure the alignment of the CEO’s interests with those of the Company’s shareholders, the Board of Directors has adopted stock ownership guidelines that require the CEO to own a number of shares equal in value to six times his annual base salary. The CEO is currently in compliance with this guideline.

In 2011, the Compensation Committee engaged John Bloedorn, formerly of Mercer, an independent executive compensation consultant who served as the lead consultant for the program design conducted in 2005, to review the Company’s executive compensation programs and update the recommendations received by the Compensation Committee in 2005. In connection with that review, the Compensation Committee modified the program with respect to the Company’s CEO and COO to include a performance-based stock option grant. In 2012, the CEO and COO were each awarded a single performance-based stock option grant in lieu of one half of their existing restricted stock unit incentive opportunities for fiscal years 2012 through 2015. The awards provided that half of the grant would vest upon achievement of 50% growth of pro-forma diluted net earnings per share and the other half would vest upon achievement of 50% growth of pro-forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) over a trailing twelve month period. For this purpose, the Company defines pro-forma EBITDA as income before taxes, interest, depreciation and amortization of intangible assets, and does not include income from discontinued operations, restructuring costs or benefits, acquisition-related adjustments or non-cash stock compensation expense, including SARs expense. The Compensation Committee chose to include the pro-forma EBITDA measurement component to ensure that a substantial portion of the performance criteria for the option awards would not benefit from accretion resulting from the Company’s 2012 modified Dutch auction tender offer. In 2013, the CEO and COO voluntarily converted these option grants into SARs subject to the same terms as were applicable to the 2012 stock option, grants with the exception that the SARs will be settled in cash, Company stock, or any combination thereof, at the Company’s discretion. In 2016, the CEO’s and COO’s performance-based equity program will revert back to the opportunities contained in the program in place prior to the 2012 stock option grants. Also in 2012, the CFO was awarded a single performance-based stock option grant which vesting terms are identical to those of the SARs issued to the CEO and COO. See “Role of Consultants” below for additional information regarding the Compensation Committee’s use of external consultants in connection with the Company’s incentive compensation program.

In 2014, the Compensation Committee introduced a new “Senior Practice Leaders Equity Incentive Program” which allowed its senior practice leaders the opportunity to defer the vesting dates of outstanding unvested RSU grants for three additional years in exchange for a guaranteed value of the Company stock on the deferred vesting dates. The Compensation Committee believes that this program serves as a valuable retention tool for the Company. Our named executive officers were not included in the pool of associates eligible to participate in this program, as the Compensation Committee believes that the compensation program for the named executive officers functions as a sufficient retention tool.

Annual Compensation

Annual compensation consists of base salaries and employee benefits. These elements are intended to provide a degree of compensation certainty to the named executive officers by providing compensation that, unlike incentive compensation, is not contingent on the achievement of performance criteria.

Base Salaries

The salaries payable to the Company’s named executive officers are generally recommended to the Board by the Compensation Committee during the first quarter of each fiscal year. Each of the named executive officers is a party to an employment agreement that establishes a minimum salary level for the named executive officer. The employment agreements do not provide for any guaranteed increases to base salaries.

The Company believes the base salaries it currently pays to its named executive officers are at market competitive levels for companies of similar size within its industry. The Company has not increased the base salary of any of its named executive officers since 2010. See the “Summary Compensation Table” on page 18 of this proxy statement and the related footnotes for additional information about base salaries.

Customary Employee Benefits

The named executive officers, like the rest of the Company’s employees, receive certain customary employee benefits. For 2015, these benefits included health, dental and vision coverage, prescription drug plans, life insurance, flexible spending accounts, short-term and long-term disability insurance and a 401(k) plan. The Company covers approximately 60% of the cost of the health benefits for its North American based employees, including its named executive officers. In other geographies, the Company’s compensation and benefits packages vary by country and are based on market standards, local custom and legal requirements in the jurisdiction. The Company does not provide for any special retirement-related benefits, such as pensions or 401(k) contribution matches, for its senior executives.

No Perquisites

The Company does not provide any executive perquisites.

Incentive Compensation

The Company’s annual incentive program reflects the Compensation Committee’s belief that a significant portion of the named executive officers’ compensation should be tied to company performance. For 2015, variable, non-guaranteed performance-based compensation paid to Messrs. Fernandez and Dungan represented 80% and 76%, respectively, of their total compensation.

The annual incentive component of the Company’s compensation program consists of annual performance-based cash incentive awards and performance-based equity incentive grants in the form of restricted stock units that vest over a three-year period commencing on the first anniversary of the grant date. These performance-based cash and equity opportunities are tied to the achievement of pro-forma diluted net earnings per share targets based on a Board-approved operating plan. Each participant in the Company’s executive compensation program has target cash and equity incentive opportunities expressed as a percentage of salary. Cash and equity payouts are based on the dollar amount of the opportunity earned based on target levels achieved. Cash awards are paid to the executives and performance-based equity incentive awards earned expressed in a dollar amount are divided by the Company’s share price on the date of grant to calculate the equity incentive grant in the form of restricted stock units. The equity portion of the incentive programs established for the CEO and COO for fiscal year 2012 through 2015 was reduced by 50% from historical levels in recognition of the opportunity contained in their outstanding SAR grants. The equity opportunity contained in the 2016 compensation program for the Company’s CEO and COO will be restored to prior levels.

Role of Consultants

In 2011, the Compensation Committee engaged John Bloedorn, formerly of Mercer, to review the Company’s executive compensation programs and update the recommendations received by the Compensation Committee in 2005. In light of that review, the Compensation Committee concluded that the programs remain competitive and appropriate given the Company’s size and industry. However, the Committee chose to further enhance its pay-for-performance objectives by modifying its equity-related incentive feature for the CEO and COO as described above under “The Elements of Executive Compensation at the Company.” With respect to both the 2005 program design and 2011 review, the consultant did not perform any services on behalf of management and did not have any potential business conflicts that would affect its role as an independent advisor.

A compensation consultant was not engaged by the Compensation Committee in 2015.

Shareholder “Say on Pay” Vote

In the “Say on Pay” vote provided by the Company at its 2015 annual meeting of shareholders, our shareholders approved the compensation of the Company’s executives as disclosed in the Company’s proxy statement for the meeting, with approximately 74% of the votes cast in favor. The Compensation Committee considered the results of this vote in choosing to maintain the Company’s overall compensation philosophy and objectives and in setting the compensation of the Company’s named executive officers for fiscal year 2016. In 2015, the Company adopted amendments to its Stock Option and Incentive Plan to bring it in line with best practices, including the adoption of a one-year minimum vesting period for full value awards, the prohibition of accelerated vesting except in certain limited instances and a narrowing of the Change in Control definition under the equity incentive plan.

Executive Compensation Decisions for 2015

Base Salary

The Compensation Committee believes that the base salaries of the Company’s named executive officers remain at market competitive levels for companies of similar size within the Company’s industry. Accordingly, the Compensation Committee decided not to increase the named executive officers’ base salaries in 2015, and their base salaries will remain unchanged for 2016 as well. Messrs. Fernandez, Dungan, and Ramirez’s base salaries in 2015 were $750,000, $525,000 and $300,000, respectively. For information about the 2015 compensation of the Company’s named executive officers, see “Summary Compensation Table” on page 18 of this proxy statement.

Incentive Compensation

Each participant in the Company’s executive compensation program has cash and equity incentive opportunities expressed as a percentage of salary that are tied to specified performance targets. For 2015, variable compensation paid to Messrs. Fernandez, Dungan, and Ramirez in the form of cash and restricted stock units subject to a three-year vesting period represented 80%, 76%, and 66%, respectively, of their total compensation as reported in the Summary Compensation Table.

At its meeting held on February 20, 2015, the Compensation Committee reviewed and approved base salaries and cash and equity incentive plan targets for the named executive officers, as well as for the Company’s other senior leaders. The Compensation Committee specifically approved a program for its named executive officers that would pay annual cash and equity bonuses in connection with the achievement of 2015 pro-forma diluted earnings per share performance targets. For 2015, the “Goal” and “Superior” targets established by the Compensation Committee were 65.0 cents and 70.0 cents, respectively. These targets represented a 15% and 25% improvement over the Company’s prior year actual pro-forma diluted net earnings per share results, respectively.

2015 Performance Outcomes

In 2015, the Company generated revenue, pro-forma EBITDA and pro-forma net earnings of $260.9 million, $37.0 million and $23.9 million, respectively. The Company had revenue growth in 2015 of 10% with corresponding pro-forma diluted net earnings per share growth of 34% and pro-forma EBITDA growth of 34%. In accordance with the targets established by the Compensation Committee, the Company’s actual 2015 pro-forma diluted net earnings per share resulted in the payment of 139% of the “Superior” level payout under the Company’s 2015 executive compensation plan. In addition, subsequent to year end, in connection with the Company’s achievement of over 50% growth of pro-forma EBITDA since fiscal year 2011 over a trailing twelve month period, upon the approval of the Audit Committee’s review of the Company’s 2015 financial statements and Annual Report on Form 10-K, the 50% of the outstanding SARs awards granted to the CEO and COO that had not vested as of the end of 2015 became vested, along with 50,000 performance-based stock options granted to our CFO in 2012 that also were not vested at the end 2015.

Executive Compensation Decisions for 2016

At its meeting held on February 19, 2016, the Compensation Committee reviewed and approved 2016 base salaries and cash and equity incentive plan targets for the Company’s named executive officers, as well as for the Company’s other senior leaders. Consistent with prior years, the Compensation Committee specifically approved a program for its named executive officers that, in addition to base salaries, would pay annual cash and equity incentive bonuses in connection with the achievement specified 2016 performance targets. The Compensation Committee chose to retain the pro-forma diluted net earnings per share as the performance measure in the 2016 program.

The Company’s Compensation Committee has established challenging performance targets for 2016 seeking to build on the momentum which began in 2014 and which continued in 2015. The Company’s pro-forma diluted net earnings per share must improve at least 12% from 2015 actual results in order for the named executive officers to earn their “Goal” cash and equity performance incentive awards. The Company’s pro-forma diluted net earnings per share must improve at least 20% from 2015 actual results in order for the named executive officers to earn their “Superior” cash and equity performance incentive awards.

Timing of Equity Incentive Plan Awards and Discretionary Equity Awards

The Company does not have a program, plan or practice to time equity awards, including option grants, to its named executive officers or directors in coordination with the release of material non-public information. The Company consistently presents to its Compensation Committee for approval all year-end cash and equity bonus awards based on the previous year’s results at the first Compensation Committee meeting of the year. However, the timing of this approval may be changed in the event of extraordinary circumstances. The Company’s equity plan expressly prohibits the repricing of options and SARs.

Tax and Accounting Considerations and Compensation Deductibility Policy

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to the corporation’s chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation must be included in this proxy statement because they are our most highly compensated executive officers. Section 162(m) exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. It is the Compensation Committee’s intent that awards to executive officers under the Company’s annual performance-based cash bonus and equity awards program qualify for this exemption. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so. Furthermore, the Compensation Committee believes that tax deductibility is one of several important considerations in determining compensation for the Company’s named executive officers, and therefore retains the flexibility to pay compensation to senior executives based on other considerations, even if certain amounts that may be payable in excess of $1 million may not be deductible under Section 162(m).

Compensation Recovery

Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, the Company can recoup, or “claw back,” those improper payments from the CEO and CFO. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) directed the SEC to craft new rules for recoupment in addition to that contained in the Sarbanes-Oxley Act. Notwithstanding the lack of final compensation recovery rules pursuant to Dodd-Frank, the Company adopted an Incentive Compensation Recoupment Policy that allows for the recovery from its current or former named executive officers of any erroneously awarded compensation in the three-year period prior to a restatement. A copy of the Company’s Incentive Compensation Recoupment Policy can be found on the Company’s website at www.thehackettgroup.com/about/ir_governance.jsp.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Cash Bonus Non-Equity Incentive Compensation Awards ($)(1)	Equity (Restricted Stock Units) Incentive Compensation Awards ($)(1)(2)	Performance Based Stock Option Awards ($)(3)	Total ($)
Ted A. Fernandez (Chairman, Chief Executive Officer)	2015	750,000	1,833,375	1,215,300	—	3,798,675
	2014	750,000	1,350,000	957,500	—	3,057,500
	2013	750,000	555,900	472,515	—	1,778,415

David N. Dungan (Vice Chairman, Chief Operating Officer)	2015	525,000	1,026,690	638,295	—	2,189,985
	2014	525,000	756,000	502,688	—	1,783,688
	2013	525,000	311,304	248,070	—	1,084,374

Robert A. Ramirez (Executive Vice President Finance and Chief Financial Officer)	2015	300,000	294,450	294,450	—	888,900
	2014	300,000	230,000	230,000	—	760,000
	2013	300,000	111,180	161,180	—	572,360

(1)	See “Compensation Discussion and Analysis” on page 12 of this proxy statement for a discussion of how the cash (non-equity) incentive amounts are determined. Also see the “Grants of Plan-Based Awards” table on page 19 of this proxy statement for additional detail on cash and equity incentive compensation earned based on fiscal 2015 performance.
(2)	Amounts shown in this column are based on the aggregate grant date fair value, computed in accordance FASB ASC Topic 718, of grants of performance-based restricted stock units to the named executive officers in the applicable fiscal year.
(3)	In March 2013, the performance-based options granted in 2012 to Mr. Fernandez and Mr. Dungan were replaced with SARs equal in number to the number of options, which settle in cash, Company stock or any combination thereof at the Company’s discretion. Because all of the SARs represent replacement awards for the options granted to Mr. Fernandez and Mr. Dungan in 2012, no amounts in respect of the SARs are reported in this column for 2013. See “Compensation Discussion and Analysis” on page 12 of this proxy statement for more information about these SARs and the performance-based stock options granted to our CFO in 2012.

GRANTS OF PLAN-BASED AWARDS

FOR FISCAL YEAR 2015

The following table sets forth information on the cash and equity grant awards issued to the named executive officers under the Company’s executive compensation plan for fiscal 2015.

Name	Grant Date	Cash (Non-Equity) Incentive Compensation Awards ($)	Equity (Restricted Stock Unit) Incentive Compensation (#)(1)	Grant Date Fair Value of Stock Awards ($)
Ted A. Fernandez	February 19, 2016	1,833,375	92,208	1,215,300
David N. Dungan	February 19, 2016	1,026,690	48,429	638,295
Robert A. Ramirez	February 19, 2016	294,450	22,341	294,450

(1)	See “Compensation Discussion and Analysis” on page 12 of this proxy statement for a discussion of the performance criteria and how awards are determined. One third of each equity grant vests annually beginning with the first anniversary of the grant date.

Equity Compensation Plan Information

The Company maintains The Hackett Group, Inc. 1998 Stock Option and Incentive Plan and The Hackett Group, Inc. Employee Stock Purchase Plan.

The table below sets forth the following information as of January 1, 2016 for (1) all compensation plans previously approved by the Company’s shareholders and (2) all compensation plans not previously approved by the Company’s shareholders:

•	The number of securities to be issued upon the exercise of outstanding options, warrants, rights and restrict stock units and the vesting of unvested restricted stock units;

•	The weighted-average exercise price of such outstanding options, warrants and rights; and

•

The number of securities remaining available for future issuance under the plans, other than securities to be issued upon the exercise of such outstanding options, warrants and rights and the vesting of restricted stock units.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Unvested Restricted Stock Units, Warrants and Rights (#)		Weighted-Average Exercise Price of Outstanding Options and Unvested Restricted Stock Units, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1) (#)(3)
Restricted stock units issued under equity compensation plans approved by shareholders(1)	2,135,236		—	1,761,500
Stock options issued under equity compensation plans approved by shareholders(1)	230,167	(5)	4.00	438,278
Equity compensation plans not approved by shareholders	—		—	—

Total	2,365,403	(4)		2,199,778	(2)

(1)	The equity compensation plans approved by the Company’s shareholders are the Company’s 1998 Stock Option and Incentive Plan (the “Plan”) and the Company’s Employee Stock Purchase Plan. The Plan authorizes the issuance of compensation equity awards in the form of restricted stock, restricted stock units, stock options and SARs. Since fiscal year 2005, the Company’s primary equity compensation plan component has been restricted stock units. As such, the Company believes it is important to highlight in this table statistical information related to the restricted stock units issued, outstanding, unvested and available for issuance under the Plan.
(2)	As of the Record Date, the number of shares available for issuance pursuant to awards of restricted stock or restricted stock units was 1,252,827.
(3)	This amount does not include 121,717 shares available for issuance under the Company’s Employee Stock Purchase Plan.
(4)	Excludes 2,916,563 performance-based SARs with a weighted average exercise price of $4.00 and an average remaining life of 6.1 years that were vested as of the Record Date. 50% of these SARs, which were subject to the achievement of the pro-forma EPS target, vested in the first quarter of 2015. The remaining 50%, which were subject to the achievement of the pro-forma EBITDA target, vested in the first quarter of 2016.
(5)	The stock options issued under equity compensation plans approved by shareholders have an average remaining life of 6.2 years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised SARs, options and unvested restricted stock units for each named executive officer outstanding as of the end of fiscal 2015.

(Does not include equity awards granted after fiscal year-end. See the “Grants of Plan-Based Awards” table on page 19 of this Proxy Statement and “Executive Compensation Decisions for 2016” on page 16 of this proxy statement for information on payments and grants made following the 2015 fiscal year-end related to 2015 compensation.)

	Outstanding SAR Awards					Outstanding Restricted Stock Awards
Name	Number of Securities Underlying Unexercised SARs Exercisable (#)	Number of Securities Underlying Unexercised SARs Unexercisable (#)		SAR Exercise Price ($)	SAR Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Ted A. Fernandez	956,250	956,250	(1)	4.00	February 8, 2022	211,802	(2)	3,403,658
David N. Dungan	502,032	502,031	(1)	4.00	February 8, 2022	111,196	(3)	1,786,920
Robert A. Ramirez(5)	—	—		—	—	54,713	(4)	879,238

(1)	These SARs vested subsequent to fiscal year end 2015 based on the achievement of the pro-forma EBITDA target contained in the award agreement upon the Audit Committee’s approval of the Company’s 2015 financial statements and its recommendation that the financial statements be included in the Company’s Annual Report on Form 10-K.
(2)	Includes 211,802, performance-based restricted stock units granted in 2013, 2014 and 2015 for 2012, 2013 and 2014 fiscal year performance, respectively. Excludes 92,208, restricted stock units granted on February 19, 2016 for 2015 fiscal year performance, one third of which vest annually on the anniversary of the date of grant. In 2016, 105,215, of the restricted stock units will vest. See “Executive Compensation Decisions for 2015” on page 16 of this proxy statement for more information about these restricted stock units.
(3)	Includes 111,196 performance-based restricted stock units granted in 2013, 2014 and 2015 for 2012, 2013 and 2014 fiscal year performance, respectively. Excludes 48,429, restricted stock units granted on February 19, 2016 for 2015 fiscal year performance, one third of which vest annually on the anniversary of the date of grant. In 2016, 55,238, of the restricted stock units will vest. See “Executive Compensation Decisions for 2015” on page 16 of this proxy statement for more information about these restricted stock units.
(4)	Includes 50,424 performance-based restricted stock units granted in 2013, 2014 and 2015 for 2012, 2013 and 2014 fiscal year performance, respectively. Also includes 4,289 restricted stock units granted in 2013 at the discretion of the Compensation Committee. Excludes 22,341, restricted stock units granted on February 19, 2016 for 2015 fiscal year performance, one third of which vest annually on the anniversary of the date of grant. In 2016, 27,097, of the restricted stock units will vest. See “Executive Compensation Decisions for 2015” on page 16 of this proxy statement for more information about these restricted stock units.
(5)	Excludes 100,000 performance-based stock options granted in 2012 to Mr. Ramirez with an exercise price of $4.00. 50% of the grant which were subject to the achievement of the pro-forma EPS target vested in the first quarter of 2015. The remaining 50% which were subject to the achievement of the pro-forma EBITDA target vested in the first quarter of 2016, upon the Audit Committee’s approval of the Company’s 2015 financial statements and its recommendation that the financial statements be included in the Company’s Annual Report on Form 10-K.

OPTION EXERCISES AND STOCK VESTED

(During fiscal year-ended January 1, 2016)

The following table sets forth information concerning each exercise of SARs or stock options, and each vesting of restricted stock units, for each named executive officer during fiscal 2015.

	Option Awards		Outstanding Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ted A. Fernandez	—	—	174,244	1,392,210
David N. Dungan	—	—	91,479	730,917
Robert A. Ramirez	—	—	30,323	242,495

Narrative Disclosure to Summary Compensation Table and Plan-Based Awards Table

Mr. Fernandez

Mr. Fernandez entered into an employment agreement with the Company effective as of June 2, 1998, as amended on November 10, 2004 and June 10, 2005. It was further amended as of December 30, 2008 to comply with Section 409A of the Internal Revenue Code. The agreement provided for a three-year term (with an automatic renewal for one additional year on each subsequent anniversary thereafter unless either party gives contrary notice) and currently provides for an annual salary and bonus to be determined and paid pursuant to a bonus plan to be adopted by the Board for each fiscal year. The agreement also contains certain confidentiality, non-competition and non-solicitation provisions. Mr. Fernandez’s employment agreement also includes the following provisions:

•

upon a change of control, regardless of termination, Mr. Fernandez will receive two hundred percent of his annual salary and bonus paid in lump sum and full vesting of all issued and outstanding equity grants, including restricted stock units, stock options and SARs and no further payments would be due upon termination;

•

upon termination by the Company without cause, or upon termination by Mr. Fernandez for “good reason,” Mr. Fernandez will receive one year’s annual salary and bonus paid in lump sum and full vesting of all issued and outstanding equity grants, including restricted stock units, stock options and SARs;

•

upon termination for disability, Mr. Fernandez will receive one year’s annual salary and bonus paid in lump sum and full vesting of all issued and outstanding equity grants, including restricted stock units, stock options and SARs; and

•	upon termination due to death, all issued and outstanding equity grants, including restricted stock units, stock options and SARs will immediately vest.

•	The agreement does not provide for any golden parachute excise tax gross-ups.

Also see “Compensation Discussion and Analysis – The Elements of Executive Compensation at the Company” on page 12 of this proxy statement.

Mr. Dungan

Mr. Dungan entered into an employment agreement with the Company effective as of December 26, 2001, as amended on November 10, 2004 and on March 24, 2006. It was further amended as of December 30, 2008 to comply with Section 409A of the Internal Revenue Code. Mr. Dungan’s agreement provided for a three-year term (with an automatic renewal for one additional year on the first and each subsequent anniversary thereafter unless either party gives contrary notice) and currently provides for an annual salary and bonus to be determined and paid pursuant to a bonus plan to be adopted by the Board for each fiscal year. The agreement contains certain confidentiality, non-competition and non-solicitation provisions. The agreement also includes the following provisions:

•

upon a change of control, regardless of termination, Mr. Dungan will receive two hundred percent of his annual salary and bonus paid in lump sum and full vesting of all issued and outstanding equity grants, including restricted stock units, stock options and SARs and no further payments would be due upon termination;

•

upon termination by the Company without cause, or upon termination by Mr. Dungan for “good reason,” Mr. Dungan will receive one year’s annual salary and bonus paid in lump sum and full vesting of all issued and outstanding equity grants, including restricted stock units, stock options and SARs;

•

upon termination for disability, Mr. Dungan will receive one year’s annual salary and bonus paid in lump sum and full vesting of any issued and outstanding equity grants, including restricted stock units, stock options and SARs; and

•	upon termination due to death, all issued and outstanding equity grants, including restricted stock units, stock options and SARs will immediately vest.

•	The agreement does not provide for any golden parachute excise tax gross-ups.

Also see “Compensation Discussion and Analysis – The Elements of Executive Compensation at the Company” on page 12 of this proxy statement.

Mr. Ramirez

Mr. Ramirez entered into an employment agreement with the Company effective as of August 1, 2007. Mr. Ramirez’s employment agreement provided for a three-year term (with an automatic renewal for one additional year thereafter on each subsequent anniversary unless either party gives contrary notice) and currently provides for an annual salary and bonus pursuant to a bonus plan to be adopted by the Board for each fiscal year. The agreement contains provisions regarding confidentiality, proprietary information and work product, non-competition and non-solicitation. The agreement also includes the following provisions:

•

if Mr. Ramirez is terminated by the Company without cause, or Mr. Ramirez terminates his employment with “good reason,” Mr. Ramirez will be entitled to a severance payment at the rate of his annual salary and benefits for a six-month period from the date of termination;

•	if Mr. Ramirez finds new employment after termination, the Company may eliminate or reduce such severance payments and benefits; and

•

if Mr. Ramirez’s employment is terminated by the Company without cause or by Mr. Ramirez with “good reason,” in either case in anticipation of, in connection with or within one year after a “change of control” (as defined), his salary will be continued for one year, his benefits will be continued for one year (subject to cessation if Mr. Ramirez is entitled to similar benefits from a new employer) and restricted stock, restricted stock units and stock options then held by him will become fully vested.

•	The agreement does not provide for any golden parachute excise tax gross-ups.

Also see “Compensation Discussion and Analysis – The Elements of Executive Compensation at the Company” on page 12 of this proxy statement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below quantify (in U.S. dollars) the potential payments upon termination or a change in control of the Company for each of the named executive officers actively employed by the Company at the end of fiscal 2015. All amounts are calculated assuming (i) a fiscal year-end 2015 termination date of January 1, 2016 and (ii) the price per share of the Company’ securities was the closing market price as of that date. These payments are subject to the terms of the employment agreements that are summarized under “Narrative Disclosure to Summary Compensation Table and Plan-Based Awards Table” on page 22 of this proxy statement.

Mr. Fernandez’s Benefits and Payments Upon Termination	Death ($)	Disability ($)	By the Company for Cause ($)	By the Executive for Good Reason ($)	Change in Control ($)
Compensation:
Base Salary	—	750,000	—	750,000	1,500,000
Annual Bonus	—	—	—	1,833,375	3,666,750
SARs and Restricted Stock
Units (unvested and accelerated)(1)	26,487,534	26,487,534	—	26,487,534	26,487,534

Benefits and Perquisites:
Health Insurance Premiums	18,506	18,506	—	18,506	18,506
Life, Accidental Death and Disability Premiums	5,904	5,904	—	5,904	5,904
Life Insurance Premium	10,894	10,894	—	10,894	10,894
Gross-up Payment	—	—	—	—	—

Total	26,522,838	27,272,838	—	29,106,213	31,689,588

Mr. Dungan’s Benefits and Payments Upon Termination	Death ($)	Disability ($)	By the Company for Cause ($)	By the Executive for Good Reason ($)	Change in Control ($)
Compensation:
Base Salary	—	525,000	—	525,000	1,050,000
Annual Bonus	—	—	—	1,026,690	2,053,380
SARs and Restricted Stock Units (unvested and accelerated)(2)	13,905,960	13,905,960	—	13,905,960	13,905,960

Benefits and Perquisites:
Health Insurance Premiums	12,894	12,894	—	12,894	12,894
Life, Accidental Death and Disability Premiums	5,031	5,031	—	5,031	5,031
Life Insurance Premium	—	—	—	—	—
Gross-up Payment	—	—	—	—	—

Total	13,923,885	14,448,885	—	15,475,575	17,027,265

Mr. Ramirez’s Benefits and Payments Upon Termination	Death ($)	Disability ($)	By the Company for Cause ($)	By the Executive for Good Reason ($)	Change in Control ($)
Compensation:
Base Salary	—	—	—	150,000	300,000
Annual Bonus	—	—	—	—	—
Stock Options and Restricted Stock Units (unvested and accelerated)(3)	2,086,238	2,086,238	—	2,086,238	2,086,238
Benefits and Perquisites:
Health Insurance Premiums	20,329	20,329	—	20,329	20,329
Life, Accidental Death and Disability Premiums	2,802	2,802	—	2,802	2,802
Life Insurance Premium	4,812	4,812	—	4,812	4,812
Gross-up Payment	—	—	—	—	—

Total	2,114,181	2,114,181	—	2,264,181	2,414,181

(1)	Includes the value of 1,436,458 net shares which could be acquired upon exercise of 1,912,500 performance-based SARs outstanding at year end with an exercise price of $4.00. The SARs may be settled in cash or stock at the Company’s discretion. Includes the value of 211,802 unvested performance-based restricted stock units outstanding at year end. The outstanding restricted stock units and SARs would vest upon a change of control, Mr. Fernandez’s death, disability, resignation for good reason or involuntary termination without cause.
(2)	Includes the value of 754,140 net shares which could be acquired upon exercise of 1,004,064 vested performance-based SARs outstanding at year end with an exercise price of $4.00. The SARs may be settled in cash or stock at the Company’s discretion. Includes the value of 111,196 unvested performance-based restricted stock units outstanding at year end. The outstanding restricted stock units and SARs would vest upon a change of control, Mr. Dungan’s death, disability, resignation for good reason or involuntary termination without cause.
(3)	Includes the in-the-money value of 100,000 vested performance-based stock options outstanding at year end. Includes value of 54,713 unvested performance-based restricted stock units outstanding at year end. The outstanding restricted stock units and stock options would vest upon a change of control, Mr. Ramirez’s death, disability, resignation for good reason or involuntary termination without cause.

In certain cases the tax laws deny an income tax deduction for payments that are contingent upon a change in control. Benefits under the employment agreements will be delayed or modified if such delays or modifications are necessary to comply with the rules governing deferred compensation plans under Section 409A of the Internal Revenue Code.

DIRECTOR COMPENSATION

Director Compensation for 2015

Directors who are officers or employees of the Company or any subsidiary of the Company receive no additional compensation for serving on the Board or any of its committees. Each outside director receives an annual $15,000 cash retainer. Outside directors also receive a cash fee of $4,000 for each regularly scheduled Board meeting attended in person and a cash fee of $1,500 for each regularly scheduled Board meeting attended by telephone. Committee members also receive a cash fee of $1,000 for each regularly scheduled committee meeting attended. Both Board and committee members also receive a cash fee of $750 for each special meeting attended whether in person or otherwise. All directors are reimbursed for travel expenses incurred in connection with attending Board and committee meetings. Board fees related to attendance at regularly scheduled meetings is limited to $40,000 per year. Fees related to special meetings are not subject to this limitation.

The Company’s outside directors also receive an annual restricted stock unit grant equal in value to $60,000 on the date of grant. All restricted stock units granted under this program vest in three equal annual installments beginning on the first anniversary of the grant and will also vest upon involuntary termination of service. The Board reserves the right to make additional stock option or restricted stock unit grants to directors who are not officers of the Company on a discretionary basis during any fiscal year. Upon reaching ten years of service on the Board, outside directors members receive a restricted stock unit grant equal in number of units to his or her annual service grant for that year. Beginning with grants that occurred in 2012, each of the Company’s outside directors is allowed to elect to defer the receipt of their shares upon vesting for three years, five years or until death, disability or termination of service on the Board.

Director Compensation for Fiscal 2015

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards (1) ($)	Stock Option Awards (1) ($)	Total ($)
Terence M. Graunke(2)	18,000	60,000	—	78,000
Richard N. Hamlin	43,000	60,000	—	103,000
John R. Harris	45,500	60,000	—	105,500
Edwin A. Huston	36,500	60,000	—	96,500
Robert A. Rivero(2)	—	—	—	—
Alan T.G. Wix	43,000	60,000	—	103,000

(1)	Amounts shown in this column are based on the aggregate grant date fair value as computed in accordance with FASB ASC Topic 718 for restricted stock unit and stock option awards during fiscal 2015. The aggregate number of stock awards and the aggregate number of option awards outstanding at fiscal year-end appears in the “Outstanding Director Equity Awards at 2015 Fiscal Year-End” table below.
(2)	Mr. Graunke resigned from the Board effective August 7, 2015. Mr. Rivero was appointed to the Board on February 19, 2016 to fill the vacancy resulting from Mr. Graunke’s resignation. In connection with his appointment, Mr. Rivero was awarded a restricted stock unit grant consistent with the Company’s Director Compensation Plan.

Director Compensation for 2016

For 2016, the Company’s outside director compensation program will remain unchanged.

OUTSTANDING DIRECTOR EQUITY AWARDS

AT 2015 FISCAL YEAR-END

Name	Restricted Stock Awards (unvested) (#) (4)		Stock Option Awards (exercisable/ unexercisable) (#)
Richard N. Hamlin	18,804	(1)	—
John R. Harris	18,804	(1)(2)	—
Edwin A. Huston	18,804	(1)	—
Robert A. Rivero	—	(1)(3)	—
Alan T.G. Wix	18,804	(1)	—

(1)	Does not include 4,552 restricted stock units granted on February 19, 2016, in connection with the Company’s Outside Director Compensation Plan, one third of which vest annually on the each of the first three anniversaries of the date of grant.
(2)	Does not include 4,552 restricted stock units granted on February 19, 2016, in connection with Mr. Harris’ ten year service award, one third of which vest annually on the each of the first three anniversaries of the date of grant.
(3)	Mr. Rivero was appointed to the Board on February 19, 2016 to fill the vacancy resulting from Mr. Graunke’s resignation. Does not include 4,552 restricted stock units granted on February 19, 2016, to Mr. Rivero upon his appointment to the Board in connection with the Company’s Outside Director Compensation Plan.
(4)	Outside Board members are subject to stock ownership guidelines. See “Nominating and Corporate Governance Committee” on page 9 of this proxy statement.

Compensation Committee Interlocks

The Compensation Committee consists of Messrs. Huston (Chairman), Hamlin, Harris, Rivero and Wix. No current or former member of the Compensation Committee is, or has ever been, an officer or employee of the Company. None of the Company’s directors and none of their family members are employed as an executive of another company where any of the Company’s executives serve on the compensation committee of which the director is an executive.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing its shareholders an opportunity to indicate whether they support the named executive officer compensation as described in this proxy statement. This advisory vote, commonly referred to as a “Say on Pay” vote, is not intended to address any specific item of compensation, but instead relates to the “Compensation Discussion and Analysis,” the tabular disclosures regarding named executive officer compensation, and the narrative disclosures accompanying the tabular presentation. These disclosures allow you to view the Company’s executive compensation program and the application of the Company’s compensation philosophies for the years presented. This advisory vote will be presented on an annual basis unless otherwise disclosed.

The Company’s primary objectives relating to executive compensation are to (1) align the financial interests of its executives with those of its shareholders by linking a substantial portion of each executive’s compensation to the achievement of financial objectives for the Company as a whole and (2) attract and retain highly qualified executives at salaries that are competitive with companies of similar or greater size within its industry.

The Company’s executive compensation programs, which focus on operating performance, earnings growth and share price appreciation, reflect the Company’s “pay for performance” approach to compensation. Annually, our executives have the opportunity to earn cash payouts and equity awards based on the achievement of pro-forma diluted net earnings per share growth targets specified by the Company’s Compensation Committee. Another key aspect of the executive compensation is that a meaningful part of total compensation is paid with performance-based restricted stock unit grants that not only requires the achievement of a performance-based target to earn the grant, but also has a three-year vesting period following the date of grant. The vesting requirement of the equity portion of the compensation program (1) extends the value of current year compensation program for an additional three-year period, (2) creates a strong incentive for the executives to increase shareholder value, and (3) serves as a powerful executive retention tool. This equity component is also essential to the compensation and retention of the Company’s executives since the Company does not provide retirement (pension or 401(k) match) benefits for its senior executives and offers no perquisites. Finally, our CEO and COO have significant incentives tied to SARs grants, the remaining unvested portion of which vested after year end based upon the achievement of a pro-forma EBITDA target specified by the Company’s Compensation Committee. The Company can settle these SARs in cash or stock, at the Company’s discretion. The SARs provide incentives for the CEO and COO to focus not only on the critical performance criteria on which vesting is based, but also on share value appreciation in order to maximize the benefit of the awards.

In 2015, the Company generated revenue, pro-forma EBITDA and pro-forma earnings of $260.9 million, $37.0 million and $23.9 million, respectively. The Company had revenue growth in 2015 of 10% with corresponding pro-forma diluted net earnings per share growth of 34% and pro-forma EBITDA growth of 34%. In accordance with the targets established by the Compensation Committee, the Company’s actual 2015 pro-forma diluted net earnings per share resulted in the payment 139% of the “Superior” level payout under the Company’s 2015 executive compensation plan. In addition, subsequent to year end, in connection with the Company’s achievement of over 50% growth of pro-forma EBITDA since fiscal year 2011, upon the Audit Committee’s approval of the Company’s 2015 financial statements and recommendation that they be included in the Company’s Annual Report on Form 10-K, the 50% portion of the outstanding SARs awards granted to the CEO and COO that had not vested as of the end of 2015 became vested, along with 50,000 performance-based stock options granted to the CFO in 2012 that also were not vested at the end 2015.

The Company’s Compensation Committee has established challenging performance targets for 2016 seeking to build on the momentum which began in 2014 and which continued in 2015. The Company’s pro-forma diluted net earnings per share must improve at least 12% from 2015 actual results in order for the named executive officers to earn their “Goal” cash and restricted stock unit performance incentive awards. The Company’s pro-forma diluted net earnings per share must improve at least 20% from 2015 actual results in order for the named executive officers to earn their “Superior” cash and restricted stock unit performance incentive awards.

See “Compensation Discussion and Analysis” beginning on page 12 of this proxy statement for more information regarding aspects of the Company’s executive compensation programs and the Compensation Committee’s decisions in respect of executive compensation in 2015.

For the reasons discussed above, the Board unanimously recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” PROPOSAL 2:

APPROVAL OF THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board currently consists of Messrs. Hamlin (Chairman), Harris, Huston, Rivero and Wix. The Audit Committee is composed of “independent” directors as defined in standards promulgated by the SEC and the NASDAQ. The Board determined that Messrs. Hamlin, Huston and Rivero are audit committee financial experts under the SEC rules. The Company’s Audit Committee is governed by a written charter. A copy of the Audit Committee Charter can be found on the Company’s website at www.thehackettgroup.com/about/ ir_governance.jsp. All members of the Audit Committee share equally the responsibility for the performance of the functions set forth below.

The Audit Committee reviewed with RSM US LLP (“RSM”) all matters required to be discussed by AU Section No. 380 “The Auditor’s Communication with Those Charged with Governance” “Communications with Audit Committees,” as amended. In addition, the Audit Committee has discussed with RSM its independence from management and the Company, and it received the written disclosures and letter from RSM as required by applicable requirements of the Public Company Accounting Oversight Board regarding RSM’s communications with the Audit Committee concerning independence.

The Audit Committee discussed with RSM the overall scope and plans for the Company’s audit. The Audit Committee meets with RSM, without management present when appropriate, to discuss the results of their quarterly reviews and annual examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held 5 meetings during fiscal 2015.

The Audit Committee approved all audit and non-audit services provided by RSM in fiscal 2015, as described in “Pre-Approval of Non-Audit Services” below.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In performing its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended January 1, 2016 with management and with representatives of RSM. The Audit Committee also reviewed, and discussed with management and representatives of RSM, management’s assessment and report and RSM’s assessment and report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) inclusion of the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended January 1, 2016 filed with the SEC.

Pre-Approval of Non-Audit Services

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by RSM was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Policy for Pre-Approval of Non-Audit Services provides for pre-approval of audit-related, tax and other services specifically described by the Audit Committee in the policy on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. If the entire Audit Committee is not able to convene so that permitted non-audit services desired to be performed by the Company’s independent auditors can be reviewed and approved on a timely basis, the Audit Committee Chairman is authorized to approve such services and make a verbal report to the full Audit Committee as to the nature and cost of such services at the next Audit Committee meeting following such approval.

Respectfully submitted,

Audit Committee

Richard N. Hamlin, Chairman

John R. Harris

Edwin A. Huston

Robert A. Rivero

Alan T.G. Wix

PROPOSAL 3

TO RATIFY THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 30, 2016

The Audit Committee of the Board has appointed RSM US LLP (“RSM”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 30, 2016. The appointment of RSM is being presented to the shareholders for ratification. If the appointment is not ratified, the Audit Committee of the Board will consider whether it should select a different independent registered public accounting firm. The Company’s bylaws do not require that the shareholders ratify the appointment of RSM as its independent auditors. This proposal is being submitted to the shareholders because the Company believes it is a matter of good corporate practice. The Company expects that representatives of RSM will be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so, and it is expected that they will be available to respond to appropriate questions.

As previously disclosed, on May 20, 2015, the Audit Committee dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm. On May 22, 2015, the Company engaged RSM as its independent registered public accounting firm for the fiscal year ending January 1, 2016 after the conclusion of a competitive process managed by the Audit Committee. Representatives of BDO are not expected to be present at the annual meeting.

The audit reports of BDO on the consolidated financial statements of the Company as of and for the fiscal years ended January 2, 2015 and December 27, 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended January 2, 2015 and December 27, 2013, and through May 20, 2015, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in its reports on the financial statements for such years, except for the disagreement described below and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness identified below.

As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2015 (the “2014 Form 10-K”), the Company acquired and accounted for certain assets and liabilities of Technolab International Corporation (“Technolab”) during the first quarter of 2014. No issues were raised regarding the Company’s accounting for this transaction by BDO during BDO’s initial review of the transaction during the first quarter. However, BDO’s position changed subsequent to fiscal year-end during the course of its annual audit. The Company’s management initially disagreed with the subsequent position taken by BDO related to the accounting for this transaction, but the Company ultimately accounted for the transaction in accordance with BDO’s subsequent position. The Company’s management concluded that the Company’s internal control over financial reporting was effective as of the end of the period covered by the 2014 Form 10-K. However, BDO’s report on management’s assessment on the Company’s internal control over financial reporting identified a material weakness specifically related to the accounting for Technolab acquisition discussed above. The material weakness identified by BDO and management’s assessment of the Company’s internal control over financial reporting is described in Item 9A of the 2014 Form 10-K. The Audit Committee discussed with BDO the disagreement over the accounting for the Technolab acquisition as well as the material weakness identified by BDO in its report. The Company authorized BDO to respond fully to the inquiries of RSM concerning the accounting for the Technolab acquisition and the related material weakness.

The Company provided BDO with a copy of its Current Report on Form 8-K filed with the SEC on May 27, 2015 to report the above matters and requested that BDO furnish the Company with a letter addressed to the SEC stating whether it agreed with the statements contained therein. A copy of BDO’s letter to the SEC was filed as Exhibit 16.1 to the Current Report on the above-referenced Form 8-K.

During the fiscal years ended January 2, 2015 and December 27, 2013 and through May 22, 2015, neither the Company, nor anyone on its behalf, consulted RSM with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that RSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid To Independent Accountants

The following table sets forth (i) fees for professional services provided by RSM for the audit of the Company’s consolidated financial statements for fiscal 2015 and fees billed for audit-related services, tax services, and all other services rendered by RSM since its engagement on May 22, 2015 and (ii) fees for professional services provided by BDO for the audit of the Company’s consolidated financial statements for fiscal 2014 and fees billed for audit-related services, tax services, and all other services rendered by BDO during either fiscal 2014 or fiscal 2015 (prior to its dismissal on May 20, 2015):

    RSM

	2015	2014
Audit Fees(1)	$455,000	$—
Audit-Related Fees(2)	$12,000	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—

    BDO

	2015	2014
Audit Fees(1)(5)	$98,160	$518,264
Audit-Related Fees(2)	$—	$18,000
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—

(1)	Represents aggregate fees for professional services provided in connection with the audit of the Company’s annual consolidated financial statements, reviews of its quarterly consolidated financial statements and audit services provided in connection with other statutory or regulatory filings. Fees also include the report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Represents fees for services in connection with audits of the Company’s benefit plans, mergers and acquisitions and recently issued accounting pronouncements.
(3)	Represents fees for services provided in connection with the Company’s tax compliance.
(4)	Represents fees for services provided to the Company not otherwise included in the categories seen above.
(5)	Includes $15,000 of fees related to BDO’s consent on the 2014 and 2013 audited financial statements which are to be included in the Company’s Annual Report on Form 10-K.

If you are a beneficial owner of shares held on your behalf in “street name” by a broker or other nominee, and you do not provide your broker or other nominee with voting instructions, your broker or other nominee will have discretion to vote your shares with respect to this proposal. The proposal will be approved by the vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3:

TO RATIFY THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 30, 2016

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

In accordance with the charter for the Audit Committee of the Board, the members of the Audit Committee, all of whom are independent directors, review and approve in advance any transaction which involves “related persons,” that is, parties whose relationship with the Company may enable them to negotiate terms more favorable than those available to other, more independent parties and all other transactions to the extent required by the NASDAQ or applicable law to be approved by an audit committee or comparable body. For purposes of these procedures, the individuals and entities that are considered “related persons” include:

•	any of the Company’s directors, nominees for director and executive officers;

•	any person known to be the beneficial owner of five percent or more of the Company’s common stock (a “5% Shareholder”); and

•	any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Shareholder.

Since January 2, 2015, there have been no related person transactions (and none are currently proposed) which would require disclosure under the SEC’s rules and regulations.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 15, 2016 by:

•	each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding common stock;

•	each of the named executive officers;

•	each director and nominee of the Company; and

•	all of the Company’s directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(12)	Percent of Class (%)(12)
Ted A. Fernandez(1)	4,041,163	12.7
David N. Dungan(2)	2,110,841	6.8
Robert A. Ramirez(3)	321,043	1.1
Richard N. Hamlin(4)	107,068	*
John R. Harris(5)	93,194	*
Edwin A. Huston(6)	126,833	*
Robert A. Rivero(7)	4,552	*
Alan T.G. Wix(8)	49,172	*
Columbia Wanger Asset Management, L.P.(9)	2,741,463	9.1
Dimensional Fund Advisors(10)	2,071,514	6.9
Blackrock, Inc.(11)	1,601,651	5.3
All current directors and current named executive officers as a group (8 persons)	6,853,866	20.9

*	Represents less than 1%.
(1)	Includes 1,363,720 net shares which could be acquired upon exercise of 1,912,500 vested performance-based SARs with an exercise price of $4.00. The SARs may be settled in cash or stock at the Company’s discretion. Includes 198,796 unvested performance-based restricted stock units that would vest upon a change of control, Mr. Fernandez’s death, disability, resignation for good reason or involuntary termination without cause. Includes 157,091 shares which are held in trust for the benefit of Mr. Fernandez’s children.
(2)	Includes 715,953 net shares which could be acquired upon exercise of 1,004,064 vested performance-based SARs with an exercise price of $4.00. The SARs may be settled in cash or stock at the Company’s discretion. Includes 104,387 unvested performance-based restricted stock units that would vest upon a change of control, Mr. Dungan’s death, disability, resignation for good reason or involuntary termination without cause. Includes 195,000 shares held in the Jeanine G. Dungan Trust dated August 5, 1998.
(3)	Includes 100,000 vested performance-based stock options. Includes 52,101 unvested performance-based restricted stock units that would vest upon a change of control, Mr. Ramirez’s death, disability, resignation for good reason or involuntary termination without cause.
(4)	Includes 12,949 unvested restricted stock units granted pursuant to the Company’s Outside Director Compensation program that would vest upon termination of service on the Board. Also includes 1,300 shares held by Mr. Hamlin’s wife in an individual retirement account.
(5)	Includes 17,502 unvested restricted stock units granted pursuant to the Company’s Outside Director Compensation program that would vest upon termination of service on the Board. Also includes 9,283 vested restricted stock units of which Mr. Harris elected to defer receipt in connection with the Company’s Outside Director Compensation program.
(6)	Includes 12,949 unvested restricted stock units granted pursuant to the Company’s Outside Director Compensation program that would vest upon termination of service on the Board. Also includes 38,211 vested restricted stock units of which Mr. Huston elected to defer receipt in connection with the Company’s Outside Director Compensation program.

(7)	Includes 4,552 unvested restricted stock units granted pursuant to the Company’s Outside Director Compensation program that would vest upon termination of service on the Board.
(8)	Includes 12,949 unvested restricted stock units granted pursuant to the Company’s Outside Director Compensation program that would vest upon termination of service on the Board.
(9)	The information reported is based on a Schedule 13G/A filed with the SEC on January 20, 2016 by Columbia Wanger Asset Management, LLC (“WAM”), a registered investment adviser of the type specified in Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. The statement discloses that, as of the date specified in the filing, WAM had sole voting power with respect to 2,344,977 shares of common stock and sole dispositive power with respect to 2,741,463 shares of common stock. This amount includes 1,899,313 shares of common stock held by Columbia Acorn Fund (“Acorn Fund”), a Massachusetts business trust that is advised by WAM, over which shares Acorn Fund had both sole voting power and sole dispositive power. The address of WAM and Acorn Fund is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. For additional disclosure regarding the persons affiliated with WAM and their voting and dispositive powers with regard to the Company’s common stock, please refer to the Schedule 13G/A filed with the SEC on January 20, 2016.
(10)	The information reported is based on a Schedule 13G/A filed with the SEC on January 26, 2016 by BlackRock, Inc. (“BlackRock”). The statement discloses that, as of the date specified in the filing, BlackRock had sole voting power with respect to 1,561,729 shares of common stock and sole dispositive power with respect to 1,601,651 shares of common stock. The address for BlackRock is 55 East 52nd Street, New York, NY 10022. For additional disclosure regarding the persons affiliated with BlackRock and their voting and dispositive powers with regard to the Company’s common stock, please refer to the Schedule 13G/A filed with the SEC on January 26, 2016.
(11)	The information reported is based on a Schedule 13G/A filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP (“Dimensional Fund”). The statement discloses that, as of date specified in the filing, Dimensional Fund had sole voting power with respect to 1,977,532 shares of common stock and sole dispositive power with respect to 2,071,514 shares of common stock. The address for Dimensional Fund is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. For additional disclosure regarding the persons affiliated with Dimensional Fund and their voting and dispositive powers with regard to the Company’s common stock please refer to the Schedule 13G/A filed with the SEC on February 9, 2016.
(12)	The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restricted stock units, options, SARs held by that person that are currently vested or exercisable, or that will vest or become exercisable within 60 days after March 15, 2016 (or upon the occurrence of an event, such as change of control, resignation for good reason, involuntary termination without cause, death or disability) are both deemed outstanding and included in the number of shares beneficially owned by such person. In calculating the number of shares underlying vested SARs, the Company assumed exercise with a Record Date closing price for the Company’s common stock of $13.94. The vested SARs may be settled in cash or stock at the Company’s discretion. The Company also includes in these amounts all unvested but earned performance restricted stock units held by the its named executive officers and members of its Board as it believes this results in a more accurate representation of overall share ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based upon a review of filings with the SEC, the Company believes that all of its directors and executive officers complied during fiscal year 2015 with the reporting requirements of Section 16(a) of the Exchange Act.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2017

Any proposal or proposals by a shareholder intended to be included in the Company’s proxy statement and form of proxy relating to the 2017 Annual Meeting of Shareholders must be received by the Company no later than November 23, 2016, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2017 Annual Meeting of Shareholders any shareholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received. Pursuant to the Company’s bylaws, all other shareholder proposals to be presented at the 2017 Annual Meeting of Shareholders must be submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not earlier than February 5, 2017 and not later than March 8, 2017. However, if the date of the 2017 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2016 Annual Meeting, the shareholder must deliver the notice not earlier than the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The shareholder’s notice with respect to such proposal must comply with the requirements set forth in the Company’s bylaws.

Similarly, shareholders may nominate director candidates, provided that such nominations must be submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not earlier than February 5, 2017 and not later than March 8, 2017. However, if the date of the 2017 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2016 Annual Meeting, the shareholder must deliver the notice not earlier than the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. If the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board at least 70 days prior to the first anniversary of the preceding annual meeting, then a shareholder wishing to nominate a director for the new position must deliver the notice not later than the close of business on the tenth day following the day on which public announcement of the date of the meeting is first made.

The shareholder’s notice nominating a candidate for director must set forth:

•

as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder (together with the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•

as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of the shareholder, as it appears on the Company’s books, and of the beneficial owner, the class and number of shares of the Company that are owned of record and beneficially by the shareholder and beneficial owner, respectively, and a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

Upon written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-K for its fiscal year ended January 1, 2016. For a copy of the Company’s Form 10-K, please contact Josie Estevez-Lugo at 1001 Brickell Bay Drive, 30th Floor, Miami, FL 33131, telephone (305) 375-8005, facsimile (305) 379-8810.

OTHER BUSINESS TO BE TRANSACTED

As of the date of this proxy statement, the Board knows of no other matters that may come before the annual meeting. However, if any other matters properly come before the meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,

Frank A. Zomerfeld

Secretary

March 23, 2016

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board recommends a vote FOR all nominees, and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold			For	Withhold		+
	01 - Ted A. Fernandez	☐	☐	02 - Robert A. Rivero	☐	☐	03 - Alan T.G. Wix		☐	☐

								For		Against	Abstain

2.	Say on Pay - An advisory vote on the approval of executive officer compensation.							☐		☐	☐

3.	Ratification of appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2016.							☐		☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Important notice regarding the Internet availability of

proxy materials for the Annual Meeting of shareholders.

The proxy statement and The Company’s Annual Report on Form 10-K are available at:

www.edocumentview.com/hckt

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

 Proxy — The Hackett Group, Inc.

Notice of 2016 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – May 6, 2016

Ted A. Fernandez or Robert A. Ramirez, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of The Hackett Group, Inc. to be held on May 6, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)